UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014 (July 3, 2014)

STARBOARD RESOURCES INC (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-191139 (Commission file number)	45-5634053 (IRS employer identification no.)

300 E. Sonterra Blvd, Suite 1220 San Antonio, Texas (Address of principal executive offices)	78258 (Zip Code)

Registrant's telephone number, including area code:	(210) 999-5400

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 3, 2014, the Company entered the First Amendment to the First Amended and Restated Credit Agreement with SOSventures, LLC. (“Amendment”).  The First Amended and Restated Credit Agreement with SOSventures, LLC was included as Exhibit 10.6.1 to our Form 10-12G/A dated July 26, 2013.

The Amendment increases the credit agreement amount from $10,000,000 to $20,000,000 and reduces the interest rate from 22% to 18%.  The Amendment does not change the termination date, which is February 1, 2016.

Item 9.01 Financial Statements and Exhibits.

Attached as Exhibit 99.1 is the First Amendment to the First Amendment and Restated Credit Agreement with SOSventures, LLC.

SIGNATURE

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: July 3, 2013	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer